AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2000

                             Registration Statement File No. 333-
======================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                            SOLUTIA INC.
        (Exact name of registrant as specified in its charter)

                 DELAWARE                          43-1781797
    (State or other jurisdiction of             (I.R.S. Employer
     incorporation or organization)            Identification No.)


       575 MARYVILLE CENTRE DRIVE                  63166-6760
              P. O. BOX 66760                      (Zip Code)
            ST. LOUIS, MISSOURI
  (Address of Principal Executive Offices)

               SOLUTIA INC. 2000 STOCK-BASED INCENTIVE PLAN
                        (full title of the plan)

                         KARL R. BARNICKOL, ESQ.
                            General Counsel
                              Solutia Inc.
                      575 Maryville Centre Drive
                            P. O. Box 66760
                     St. Louis, Missouri 63166-6760
                 (Name and address of agent for service)

                            (314) 674-1000
    (Telephone number, including area code, of agent for service)



                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
 TITLE OF SECURITIES TO BE REGISTERED   AMOUNT TO BE  PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM          AMOUNT OF
                                         REGISTERED       PRICE PER SHARE       AGGREGATE OFFERING PRICE   REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------

 Common stock, $0.01 par value
(and associated preferred share        5,400,000<F1>        $11.8125<F2>             $63,787,500<F2>         $16,939.90<F3>
       purchase rights)
============================================================================================================================

<F1> Section 3 of the plan provides that in the event of (a) a stock dividend, (b) any change in corporate capitalization, such as a stock split, (c) a corporate transaction, such as a merger or spinoff, or (d) a reorganization, the total number of shares that may be granted, the number of shares covered by each outstanding award, and the option price or base price per share (in the case of options and stock appreciation rights, respectively) of such shares shall be equitably adjusted. Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares and associated preferred share purchase rights which, by reason of any such event, may become subject to the plan.
<F2> Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low prices of common stock as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for June 19, 2000.
<F3> Includes a minimum registration fee of $100 for the preferred share purchase rights.

======================================================================

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8.

                               PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference:

        (a) Solutia's Annual Report on Form 10-K for the year ended December 31, 1999;

        (b) Solutia's Quarterly Report on Form 10-Q for the period ended March 31, 2000, and Solutia's Current Reports on Form 8-K filed on April 27, 2000, March 6, 2000,
             February 1, 2000, January 20, 2000, and January 4, 2000;

        (c) The description of Solutia's common stock and the description of associated preferred share purchase rights contained in Solutia's Registration Statement on Form 10 filed under the Exchange Act of 1934 on August 7, as amended August 19, 1997, including any amendments or reports filed to update these descriptions.

All documents that Solutia later files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before Solutia files a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities that have not been sold, will be considered to be incorporated by reference and will be a part of this registration statement from the date the documents were filed.

Any statement contained in a document incorporated or considered to be incorporated by reference in this registration statement shall be considered to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any later filed document which also is incorporated or considered to be incorporated by reference in this registration statement modifies or supersedes such statement. Any statement that is modified or superseded shall not be considered, except as modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Karl R. Barnickol, Esq., Senior Vice President, General Counsel and Secretary of Solutia has passed upon the validity of the common stock to be issued under the plan. Mr. Barnickol beneficially owns approximately 127,515 shares of Solutia common stock. In addition he holds options granted under Solutia stock-based incentive plans to purchase 294,621 shares of Solutia common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under specified conditions and subject to specified limitation.

Article VIII of Solutia's Restated Certificate of Incorporation and
Article VII of its by-laws provide for indemnification of any director or officer to the fullest extent permitted by the General Corporation Law of the State of Delaware.

In addition, Solutia maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8. EXHIBITS

See Exhibit Index at page 6.

ITEM 9. UNDERTAKINGS

(a)     Solutia hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)    To include any prospectus required by Section
                    10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information about the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be considered to be a new registration statement relating to the securities offered, and the offering of such securities at that time will be considered to be the initial bona fide offering; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Solutia undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Solutia's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be considered a new registration statement relating to the securities offered, and the offering of those securities at that time will be viewed as the initial bona fide offering of those securities.

                            *    *    *    *

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 3


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

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this the 23rd of June, 2000.

                                   SOLUTIA INC.
                                   (Registrant)

                                   By     /s/ Karl R. Barnickol
                                     ---------------------------------
                                          Karl R. Barnickol
                                          Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                              TITLE                                DATE
        ---------                              -----                                ----
           <F*>             Chairman, President, Chief Executive Officer,      June 23, 2000
--------------------------  and Director (Principal Executive Officer)
    John C. Hunter III


           <F*>             Senior Vice President and Chief                    June 23, 2000
--------------------------  Financial Officer (Principal Financial Officer)
    Robert A. Clausen


           <F*>             Vice President and Controller                      June 23, 2000
--------------------------  (Principal Accounting Officer)
    James M. Sullivan


           <F*>             Vice Chairman, Chief Operating                     June 23, 2000
--------------------------  Officer and Director
    Michael E. Miller


           <F*>             Director                                           June 23, 2000
--------------------------
    Robert T. Blakely


           <F*>             Director                                           June 23, 2000
--------------------------
    Paul H. Hatfield


           <F*>             Director                                           June 23, 2000
--------------------------
    Robert H. Jenkins


           <F*>             Director                                           June 23, 2000
--------------------------
    Frank A. Metz, Jr.


           <F*>             Director                                           June 23, 2000
--------------------------
    J. Patrick Mulcahy


           <F*>             Director                                           June 23, 2000
--------------------------
     Robert G. Potter

                                 4


        SIGNATURE                              TITLE                                DATE
        ---------                              -----                                ----


           <F*>             Director                                           June 23, 2000
--------------------------
  William D. Ruckelshaus


           <F*>             Director                                           June 23, 2000
--------------------------
    John B. Slaughter

     <F*>Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an exhibit to this registration statement.

                                        /s/ Karl R. Barnickol
                                   ------------------------------------
                                            Karl R. Barnickol
                                            Attorney-in-Fact

                            EXHIBIT INDEX

These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.  Description
-----------  -----------

4 Form of Rights Agreement, dated as of August 6, 1997, between Solutia and First Chicago Trust Company of New York (incorporated by reference to Solutia's Registration Statement on Form 10 filed on August 7, 1997)

5 Opinion of Karl R. Barnickol regarding validity of securities to be issued

15           Omitted - Inapplicable

23           1.   Consent of Deloitte & Touche LLP
             2.   Consent of Deloitte & Touche Accountants
             3.   Consent of Karl R. Barnickol - See Exhibit 5

24           1.   Power of Attorney submitted by John C. Hunter III,
                  Robert T. Blakely, Paul H. Hatfield, Robert H. Jenkins,
                  Frank A. Metz, Jr., Michael E. Miller, J. Patrick Mulcahy,
                  Robert G. Potter, William D. Ruckelshaus, and
                  John B. Slaughter

             2. Power of Attorney submitted by Robert A. Clausen and James M. Sullivan


                                 6